Pricing Supplement No.             c03-1007
Pricing Supplement Dated:          October 14, 2003
Rule 424(b)(3)
File No.                           333-106272
(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)

$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date:                        October 7, 2003
Original Issue Date:               October 14, 2003
Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Purchasing Agent: Citigroup, acting as principal

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CUSIP:                             17307XAA9
Aggregate Principal Amount:        USD 4,383,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 4,339,170.00
Interest Rate (per annum):         3.25%
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       April 15, 2004
Maturity Date:                     October 15, 2008
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable

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CUSIP:                             17307XAB7
Aggregate Principal Amount:        USD 1,790,000.00
Price to Public:                   100%
Concession:                        1.7500%
Net Proceeds to Issuer:            USD 1,758,675.00
Interest Rate (per annum):         4.75%
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       April 15, 2004
Maturity Date:                     October 15, 2015
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable